UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                  SCHEDULE 14A

                Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement          [_]  Soliciting Material Pursuant to
[_]  Confidential, For Use of the              SS.240.14a-11(c) or SS.240.14a-12
     Commission Only (as permitted
     by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials

                               PARK BANCORP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)   Title of each class of securities to which transaction applies:

________________________________________________________________________________
2)   Aggregate number of securities to which transaction applies:

________________________________________________________________________________
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

________________________________________________________________________________
4)   Proposed maximum aggregate value of transaction:

________________________________________________________________________________
5)   Total fee paid:

________________________________________________________________________________

     [_]  Fee paid previously with preliminary materials:
     [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

          1)   Amount previously paid:

________________________________________________________________________________
          2)   Form, Schedule or Registration Statement No.:

________________________________________________________________________________
          3)   Filing Party:

________________________________________________________________________________
          4)   Date Filed:

________________________________________________________________________________

                               PARK BANCORP, INC.
                             5400 SOUTH PULASKI ROAD
                             CHICAGO, ILLINOIS 60632
                                 (773) 582-8616

                                                                  March 28, 2003

Fellow Shareholders:

         You are cordially invited to attend the annual meeting of shareholders (the "Annual Meeting") of Park Bancorp, Inc. (the "Company"), the holding company for Park Federal Savings Bank (the "Bank"), Chicago, Illinois, which will be held on April 29, 2003, at 11:00 a.m., Chicago time, at the Westmont office of the Company located at 21 East Ogden Avenue, Westmont, Illinois.

         The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the Annual Meeting. Directors and officers of the Company will be present at the Annual Meeting to respond to any questions that our shareholders may have regarding the business to be transacted.

         The Board of Directors of the Company has determined that the matters to be considered at the Annual Meeting are in the best interests of the Company and its shareholders. FOR THE REASONS SET FORTH IN THE PROXY STATEMENT, THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE MATTERS TO BE CONSIDERED.

         PLEASE SIGN AND RETURN THE ENCLOSED PROXY CARD PROMPTLY. YOUR COOPERATION IS APPRECIATED SINCE A MAJORITY OF THE COMMON STOCK MUST BE REPRESENTED, EITHER IN PERSON OR BY PROXY, TO CONSTITUTE A QUORUM FOR THE CONDUCT OF BUSINESS.

         On behalf of the Board of Directors and all of the employees of the Company and the Bank, I thank you for your continued interest and support.

Sincerely yours,


David A. Remijas
President and Chief Executive Officer

                               PARK BANCORP, INC.
                             5400 SOUTH PULASKI ROAD
                             CHICAGO, ILLINOIS 60632

                              ---------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 29, 2003

         NOTICE IS HEREBY GIVEN that the annual meeting of shareholders (the "Annual Meeting") of Park Bancorp, Inc. (the "Company") will be held on April 29, 2003, at 11:00 a.m., Chicago time, at the Westmont office of the Company located at 21 East Ogden Avenue, Westmont, Illinois.

         The purpose of the Annual Meeting is to consider and vote upon the following matters:

         1. The election of two directors of the Company to three-year terms of office;

         2.       The approval of the Park Bancorp, Inc. 2003 Incentive Plan;

         3. The ratification of the appointment of Crowe, Chizek and Company LLP as independent auditors of the Company for the fiscal year ending December 31, 2003; and

         4. Such other matters as may properly come before the Annual Meeting and at any adjournments thereof, including whether or not to adjourn the meeting.

         The Board of Directors has established March 12, 2003 as the record date for the determination of shareholders entitled to receive notice of and to vote at the Annual Meeting and at any adjournments thereof. Only record holders of the common stock of the Company as of the close of business on such record date will be entitled to vote at the Annual Meeting or any adjournments thereof. In the event there are not sufficient votes for a quorum or to approve any of the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies by the Company. A list of shareholders entitled to vote at the Annual Meeting will be available at Park Bancorp, Inc., 5400 South Pulaski Road, Chicago, Illinois 60632, for a period of ten days prior to the Annual Meeting and will also be available at the Annual Meeting itself.

                                              By Order of the Board of Directors


                                              Steven J. Pokrak
                                              Corporate Secretary

Chicago, Illinois
March 28, 2003

                               PARK BANCORP, INC.

                              ---------------------

                                 PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 29, 2003

                              ---------------------

SOLICITATION AND VOTING OF PROXIES

         This Proxy Statement is being furnished to shareholders of Park Bancorp, Inc. (the "Company") in connection with the solicitation by the Board of Directors ("Board of Directors" or "Board") of proxies to be used at the annual meeting of shareholders to be held on April 29, 2003 at 11:00 a.m., Chicago time, at the Westmont office of the Company located at 21 East Ogden Avenue, Westmont, Illinois (the "Annual Meeting"), and at any adjournments thereof. The 2002 Annual Report to Shareholders, including consolidated financial statements for the fiscal year ended December 31, 2002, and a proxy card, accompanies this Proxy Statement, which is first being mailed to record holders of common stock of the Company ("Common Stock") on or about March 28, 2003.

         It is important that holders of a majority of the shares outstanding be represented by proxy or in person at the Annual Meeting. Shareholders are requested to vote by completing the enclosed proxy card and returning it signed and dated in the enclosed postage-paid envelope. Shareholders are urged to indicate their vote in the spaces provided on the proxy card. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED IN ACCORDANCE WITH THE DIRECTIONS GIVEN THEREIN. WHERE NO INSTRUCTIONS ARE INDICATED, SIGNED PROXY CARDS WILL BE VOTED "FOR" EACH OF THE PROPOSALS.

         Other than the matters listed on the attached Notice of Annual Meeting of Shareholders, the Board of Directors knows of no additional matter that will be presented for consideration at the Annual Meeting. EXECUTION OF A PROXY, HOWEVER, CONFERS ON THE DESIGNATED PROXY HOLDERS DISCRETIONARY AUTHORITY TO VOTE THE SHARES IN ACCORDANCE WITH THEIR BEST JUDGMENT ON SUCH OTHER BUSINESS, IF ANY, THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND AT ANY ADJOURNMENTS THEREOF, INCLUDING WHETHER OR NOT TO ADJOURN THE ANNUAL MEETING.

         A proxy may be revoked at anytime prior to its exercise by filing a written notice of revocation with the Corporate Secretary of the Company, by delivering to the Company a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. However, if you are a shareholder whose shares are not registered in your own name, you will need appropriate documentation from your record holder to vote personally at the Annual Meeting.

COST OF PROXY SOLICITATION

         The cost of solicitation of proxies on behalf of management will be borne by the Company. In addition to the solicitation of proxies by mail, Morrow & Co., Inc., a proxy solicitation firm, will assist the Company in soliciting proxies for the Annual Meeting and will be paid a fee of $2,500, plus out-of-pocket expenses. Proxies may also be solicited personally or by telephone by directors, officers and other employees of the Company and its subsidiary, Park Federal Savings Bank (the "Bank"), without additional compensation therefor. The Company will also request persons, firms and corporations holding shares in their names, or in the name of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners, and will reimburse such holders for their reasonable expenses in so doing.

SOLICITATION AND VOTING OF COMMON STOCK HELD IN THE ESOP AND 401(k) PLAN

         A separate Notice of Shareholders Meeting, Proxy Statement, Voting Direction Form ("Voting Direction Form") and return envelope will be provided to each participant ("Participant") in the Park Federal Savings Bank Employee Stock Ownership Plan (the "ESOP"). First Bankers Trust is the corporate trustee for the ESOP ("Trustee"). Pursuant to the ESOP, each Participant is entitled to direct the Trustee with respect to voting of the shares of Common Stock allocated to the Participant's account. Subject to its duties under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Trustee will vote all allocated shares held in the ESOP in accordance with the instructions received. As of the Record Date (defined below), 105,500 of the 203,361 shares of Common Stock in the ESOP had been allocated to Participants. Under the ESOP, unallocated shares held in the suspense account will be voted by the Trustee in a manner calculated to most accurately reflect the instructions received from Participants regarding the allocated stock, subject to the provisions of ERISA. Participants should return the Voting Direction Forms directly to the Trustee in the envelope provided. The Trustee will maintain as confidential the directions set forth on the Voting Direction Form from disclosure to the Company and its directors or officers.

         Pursuant to the Park Federal Savings Bank 401(k) Plan (the "401(k) Plan"), the Advisory Plan Committee, formed to administer the 401(k) Plan, is entitled to direct Wells Fargo Retirement Plan Services, Inc., the trustee for the 401(k) Plan, as to how to vote all shares of Common Stock held therein. The Advisory Plan Committee is comprised of Messrs. David A. Remijas, Richard J. Remijas, Jr. and Steven J. Pokrak, executive officers of the Company. As of the Record Date, 55,011 shares were held in the 401(k) Plan.

VOTING SECURITIES

         The securities which may be voted at the Annual Meeting consist of shares of Common Stock, with each share entitling its owner to one vote on all matters to be voted on at the Annual Meeting, except as described below.

         The close of business on March 12, 2003, has been fixed by the Board of Directors as the record date (the "Record Date") for the determination of shareholders of record entitled to notice of and to vote at the Annual Meeting and at any adjournments thereof. The total number of shares of Common Stock outstanding on the Record Date was 1,198,095 shares.

         As provided in the Company's Certificate of Incorporation, record holders of Common Stock who beneficially own in excess of 10% of the outstanding shares of Common Stock (the "Limit") are not entitled to any vote in respect of the shares held in excess of the Limit. A person or entity is deemed to beneficially own shares owned by an affiliate of, as well as by persons acting in concert with, such person or entity. The Company's Certificate of Incorporation authorizes the Board of Directors (i) to make all determinations necessary to implement and apply the Limit, including determining whether persons or entities are acting in concert, and (ii) to demand that any person who is reasonably believed to beneficially own stock in excess of the Limit to supply information to the Company to enable the Board of Directors to implement and apply the Limit.

         The presence, in person or by proxy, of the holders of at least a majority of the total number of shares of Common Stock entitled to vote (after subtracting any shares in excess of the Limit pursuant to the Company's Certificate of Incorporation) is necessary to constitute a quorum at the Annual Meeting. In the event that there are not sufficient votes for a quorum or to approve or ratify any proposal at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit the further solicitation of proxies. Broker non-votes are counted for purposes of determining a quorum.

         As to the election of directors, the proxy card being provided by the Board of Directors enables a shareholder to vote "FOR ALL" to vote in favor of the nominees proposed by the Board of Directors, "WITHHOLD ALL" to vote against all of the nominees being proposed, or "FOR ALL EXCEPT" to withhold authority to vote for any individual nominee by writing the nominee's name in the space provided. Under Delaware law and the Company's Bylaws, an affirmative vote of the holders of a plurality of shares of Common Stock, present and voting at the Annual Meeting, is required for a nominee to be elected as a Director. Shares underlying broker non-votes or in excess of the Limit are not counted as present and entitled to vote and have no effect on the vote on the matter presented.

         As to the approval of the Park Bancorp, Inc. 2003 Incentive Plan, the approval of Crowe, Chizek and Company LLP as independent auditors of the Company and all other matters that may properly come before the Annual Meeting, by checking the appropriate box, a shareholder may: (i) vote "FOR" the item; (ii) vote "AGAINST" the item; or (iii) "ABSTAIN" from voting on such item. Under Delaware law, an affirmative vote of the holders of a majority of the shares of Common Stock present at the Annual Meeting, in person or by proxy, and entitled to vote, is required to constitute shareholder approval of Proposal 2 and Proposal 3. Shares as to which the "ABSTAIN" box has been selected on the proxy card with respect to Proposal 2 and Proposal 3 will be counted as present and entitled to vote and have the effect of a vote against Proposal 2 and Proposal
3. In contrast, shares underlying broker non-votes or in excess of the Limit are not counted as present and entitled to vote and have no effect on the vote on the matter presented.

         Proxies solicited hereby will be returned to the Company's transfer agent, LaSalle Bank National Association. The Board of Directors has also designated LaSalle Bank National Association to act as inspectors of election and to tabulate the votes at the Annual Meeting. After the final adjournment of the Annual Meeting, the proxies will be returned to the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND EXECUTIVE
OFFICERS

         The following table sets forth information as to those persons believed by management to be beneficial owners of more than 5% of the Company's outstanding shares of Common Stock on the Record Date or as disclosed in certain reports received to date regarding such ownership filed by such persons with the Company and with the Securities and Exchange Commission ("SEC"), in accordance with Sections 13(d) and 13(g) of the Securities Exchange Act of 1934, as amended ("Exchange Act"). Other than those persons listed below, the Company is not aware of any person, as such term is defined in the Exchange Act, that owns more than 5% of the Company's Common Stock as of the Record Date.

                   NAME AND ADDRESS OF                 AMOUNT AND NATURE OF       PERCENT
                    BENEFICIAL OWNER                  BENEFICIAL OWNERSHIP(1)     OF CLASS
-------------------------------------------------     -----------------------     --------
Park Federal Savings Bank                                      203,361             16.97%
Employee Stock Ownership Plan
5400 South Pulaski Road
Chicago, Illinois 60632

David A. Remijas, President, Chief                             128,251             10.13%
Executive Officer and Chairman of the Board
Park Bancorp, Inc.
5400 South Pulaski Road
Chicago, Illinois 60632

                   NAME AND ADDRESS OF                 AMOUNT AND NATURE OF       PERCENT
                    BENEFICIAL OWNER                  BENEFICIAL OWNERSHIP(1)     OF CLASS
-------------------------------------------------     -----------------------     --------
Richard J. Remijas, Jr., Executive Vice President               95,908              7.69%
and Chief Operating Officer
Park Bancorp, Inc.
5400 South Pulaski Road
Chicago, Illinois 60632

Jeffrey L. Gendell                                              65,600(2)           5.48%
55 Railroad Avenue, 3rd Floor
Greenwich, Connecticut  06830

Steven J. Pokrak, Treasurer, Chief Financial Officer            65,138              5.32%
and Corporate Secretary
Park Bancorp, Inc.
5400 S. Pulaski Road
Chicago, Illinois 60632

------------------
(1) Beneficial ownership is determined in accordance with SEC Rule 13d-3 promulgated under the Securities Exchange Act of 1934.
(2) Based on a Schedule 13D joint filing made on February 6, 2003 on behalf of Tontine Financial Partners, L.P. ("TFP"), Tontine Management, L.L.C. ("TM") and Jeffrey L. Gendell. TM is the general partner of TFP, a private limited partnership, and Mr. Gendell is the managing member of TM (collectively, the "Reporting Persons"). The Reporting Persons have shared voting and dispositive power over 65,600 shares.

INTERESTS OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

         All persons standing for election as director were unanimously nominated by the Board of Directors. No person being nominated as a director is being proposed for election pursuant to any agreement or understanding between any such person and the Company.

                        PROPOSAL 1. ELECTION OF DIRECTORS

         The Board of Directors of the Company currently consists of six (6) directors and is divided into three classes. Each of the six members of the Board of Directors of the Company also presently serves as a director of the Bank. Directors are elected for staggered terms of three years each, with the term of office of only one of the three classes of directors expiring each year. Directors serve until their successors are elected and qualified.

         The nominees proposed for election at this Annual Meeting are Mr. Robert W. Krug and Mr. David A. Remijas.

         In the event that either Mr. Krug or Mr. Remijas is unable to serve or declines to serve for any reason, it is intended that the proxies will be voted for the election of such other person as may be designated by the present Board of Directors. The Board of Directors has no reason to believe that either Mr. Krug or Mr. Remijas will be unable or unwilling to serve. UNLESS AUTHORITY TO VOTE FOR THE NOMINEES IS WITHHELD, IT IS INTENDED THAT THE SHARES REPRESENTED BY THE ENCLOSED PROXY CARD, IF EXECUTED AND RETURNED, WILL BE VOTED FOR THE ELECTION OF THE NOMINEES PROPOSED BY THE BOARD OF DIRECTORS.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF THE NOMINEES NAMED IN THIS PROXY STATEMENT.

INFORMATION WITH RESPECT TO THE NOMINEES, CONTINUING DIRECTORS AND CERTAIN EXECUTIVE OFFICERS

         The following table sets forth as of the Record Date the names of the nominees and continuing directors of the Company and each named executive officer, their ages, a brief description of their recent business experience, including present occupations and employment, certain directorships held by each, and, with respect to directors, the year in which each became a director of the Bank and the year in which their terms as director of the Company expire. The table also sets forth the amount of Common Stock and the percent thereof beneficially owned by each director and named executive officer and all directors and executive officers as a group as of the Record Date. Ownership information is based upon information furnished by the respective individuals.

                                                                                          SHARES OF
                                                                       EXPIRATION          COMMON
          NAME AND PRINCIPAL                          DIRECTOR             OF               STOCK          PERCENT
         OCCUPATION AT PRESENT                      OF THE BANK         TERM AS         BENEFICIALLY          OF
        AND FOR PAST FIVE YEARS            AGE         SINCE            DIRECTOR         OWNED(1)(2)       CLASS(3)
        -----------------------            ---      -----------        ----------       ------------       --------

NOMINEES
Robert W. Krug                             51           1998              2006            15,672(5)         1.30%
Vice President and Secretary of K-Five
Construction Company, a Chicago based
road building contractor.

David A. Remijas(4)                        51           1993              2006           128,251(6)        10.13
President, Chief Executive Officer and
Chairman of the Board since 1993.

CONTINUING DIRECTORS

Richard J. Remijas, Jr.(4)                 53           1977              2004            95,908(7)         7.69
Executive Vice President and Chief
Operating Officer since 1993.

Paul Shukis                                50           1993              2004            33,099(8)         2.73
President of Shukis Development Co., a
real estate development and
construction firm.

John J. Murphy                             56           1999              2005             9,600(9)           *
Chairman of Emerald Services, Inc., a
printing and imaging services project
management company.

Victor H. Reyes                            38           2002              2005               100              *
Shareholder at Greenberg Traurig,
P.C., a law firm; previous to 1999,
Mr. Reyes served as Director of the
Mayor's Office of Intergovernmental
Affairs for the City of Chicago.

                                                                                          SHARES OF
                                                                       EXPIRATION          COMMON
          NAME AND PRINCIPAL                          DIRECTOR             OF               STOCK          PERCENT
         OCCUPATION AT PRESENT                      OF THE BANK         TERM AS         BENEFICIALLY          OF
        AND FOR PAST FIVE YEARS            AGE         SINCE            DIRECTOR         OWNED(1)(2)       CLASS(3)
        -----------------------            ---      -----------        ----------       ------------       --------
NON-DIRECTORS, EXECUTIVE OFFICERS

Steven J. Pokrak                           43           ---               ---            65,138(10)          5.32
Treasurer and Chief Financial Officer
since 1993; Corporate Secretary since
2002.

Paul J. Lopez                              39           ---               ---             7,453(11)           *
Senior Vice President and
Chief Lending Officer since 2002;
Vice President of Business Development
since 1994.


All directors and executive officers                                                    375,022 (12)        27.45
as a group (8 persons)

------------------
*    Does not exceed 1.0% of the Company's voting securities.
(1) Beneficial ownership is determined in accordance with SEC Rule 13d-3 promulgated under the Securities Exchange Act of 1934.
(2) Except as otherwise noted, each person effectively exercises sole (or shares with spouse or other immediate family member) voting and dispositive power as to shares reported.
(3) As of the Record Date, there were 1,198,095 shares of Common Stock outstanding.
(4)  David A. Remijas is the brother of Richard J. Remijas, Jr.
(5) Includes 5,832 shares subject to currently exercisable options and 3,840 shares that are vested under the Park Bancorp, Inc. 1997 Stock-Based Incentive Plan (the "Incentive Plan").
(6) Includes 67,536 shares subject to currently exercisable options, 27,014 shares that are vested under the Incentive Plan and 17,320 shares held in the 401(k) Plan. Mr. Remijas disclaims beneficial ownership of 17,546 shares held by his spouse.
(7) Includes 48,626 shares subject to currently exercisable options, 19,600 shares that are vested under the Incentive Plan and 4,534 shares held in the 401(k) Plan.
(8) Includes 13,507 shares subject to currently exercisable options and 5,402 shares that are vested under the Incentive Plan.
(9) Includes 4,860 shares subject to currently exercisable options and 3,240 shares that are vested under the Incentive Plan.
(10) Includes 27,014 shares subject to currently exercisable options, 10,956 shares that are vested under the Incentive Plan and 13,356 shares held in the 401(k) Plan.
(11) Includes 500 shares subject to currently exercisable options.
(12) Includes 167,875 shares subject to currently exercisable options, 70,052 shares that are vested under the Incentive Plan, 36,925 shares that have been allocated in the ESOP and 19,801 shares held in the 401(k) Plan as to which Messrs. David A. Remijas, Richard J. Remijas, Jr. and Steven J. Pokrak, as members of the Advisory Plan Committee for the 401(k) Plan, share voting power.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD OF DIRECTORS

         The Board of Directors conducts its business through meetings and the activities of its committees. The Board of Directors meets monthly and may schedule special meetings as needed. During fiscal 2002, the Board of Directors of the Company held 12 meetings. All of the directors of the Company attended at least 75% of the total number of the Company's Board meetings held and committee meetings on which such directors served during fiscal 2002.

         The Board of Directors of the Company maintains committees, the nature and composition of which are described below:

         AUDIT COMMITTEE. The Audit Committee of the Company consists of Messrs. Krug, Murphy and Reyes, all of whom are outside directors. The purpose of this committee is to review the audit function and management actions regarding the implementation of audit findings. The Board of Directors has adopted a written charter for the Audit Committee that outlines the responsibilities and process of the Audit Committee. The members of the Audit Committee are "independent" directors as such term is defined in Rule 4200(a)(15) of the National Association of Securities Dealer's listing standards. The Audit committee met four times in fiscal 2002.

         COMPENSATION COMMITTEE. The Compensation Committee of the Company consists of Messrs. Murphy and Shukis. This committee meets to establish compensation for the Chief Executive Officer, approves the compensation of senior officers, and approves various compensation and benefits to be paid to employees and to review the incentive compensation programs when necessary. The Compensation Committee met four times in fiscal 2002.

         Under the Company's Bylaws, the Board of Directors has the authority to nominate individuals for election to the Board by a majority vote. The Board of Directors also has the authority to form a nominating committee for the purpose of nominating directors.

DIRECTORS' COMPENSATION

         DIRECTORS' FEES. Non-employee members of the Board of Directors of the Bank currently receive a fee of $1,100 for each regular monthly meeting attended. Each outside director also receives a fee of $500 for each special Board or committee meeting attended. Executive Officers do not receive any fees for serving on the Board of the Company.

         INCENTIVE PLAN. Non-employee directors of the Company are entitled to receive options to purchase Common Stock and option-related awards and awards of Common Stock under the Company's 1997 Stock-Based Incentive Plan (the "Incentive Plan"). Under the Incentive Plan, options to purchase 58,341 shares and stock awards for 34,090 shares have been made to non-employee directors.

EXECUTIVE COMPENSATION

         SUMMARY COMPENSATION TABLE. The following table shows, for the years ended December 31, 2002, 2001 and 2000, the cash compensation paid by the Bank, as well as certain other compensation paid or accrued for those years, to the Chief Executive Officer and other executive officers of the Company and the Bank who earned and/or received salary and bonus in excess of $100,000 in fiscal years 2002, 2001 and 2000 ("Named Executive Officers"). No other executive officer of the Company or the Bank earned and/or received salary and bonus in excess of $100,000 in fiscal year 2002, 2001 and 2000.

                                                            ANNUAL COMPENSATION
                                                           ---------------------         ALL OTHER
                                                           SALARY          BONUS        COMPENSATION
      NAME AND PRINCIPAL POSITION              YEAR          ($)            ($)            ($)(1)
      ---------------------------              ----        ------          -----        ------------
David A. Remijas                               2002       $202,500        $50,625          $66,333
   Chairman of the Board, President            2001        171,155         68,462           62,104
   and Chief Executive Officer                 2000        166,170         49,851           51,384

Richard J. Remijas, Jr.                        2002       $182,100        $45,525         $105,682
   Director, Executive Vice President          2001        147,222         58,889           48,921
   and Chief Operating Officer                 2000        142,934         42,879           43,967

Steven J. Pokrak                               2002       $131,500        $26,300          $32,772
   Treasurer, Chief Financial Officer          2001        102,353         40,941           24,203
   and Corporate Secretary                     2000         99,372         29,811           29,916

Paul J. Lopez                                  2002         80,342         22,500           21,667
   Senior Vice President                       2001         66,080         18,000           14,634
   and Chief Lending Officer                   2000         64,155         16,000           15,596

------------------
(1) Includes Company matching contributions to the 401(k) Plan, Supplemental Executive Retirement Plan contributions, and stock allocations under the ESOP based upon per share closing prices of the Common Stock of $22.85, $17.76 and $13.50, on December 31, 2002, 2001 and 2000, respectively.

OPTION GRANTS IN LAST FISCAL YEAR

         There were no option grants by the Company in 2002.

AGGREGATED OPTION EXERCISES AND YEAR-END VALUES

         The table below sets forth certain information with respect to options and stock appreciation rights ("SARs") held by the named executive officers.

                         AGGREGATED OPTION/SAR EXERCISES
                              AND OPTION/SAR VALUE

                                                           NUMBER OF SECURITIES             VALUE OF UNEXERCISED
                                                          UNDERLYING UNEXERCISED                IN-THE-MONEY
                                                           OPTIONS/SARS (#)(1)                  OPTIONS/SARS
                                                       -----------------------------     -----------------------------
                             SHARES
                            ACQUIRED
                               ON
                            EXERCISE       VALUE
          NAME                (#)         REALIZED     EXERCISABLE     UNEXERCISABLE     EXERCISABLE    UNEXERCISABLE
-----------------------     --------      --------     -----------     -------------     -----------    -------------
David A. Remijas                0             0          67,536              0            $479,506            0
Richard J. Remijas, Jr.         0             0          48,626              0            $345,245            0
Steven J. Pokrak                0             0          27,014              0            $191,799            0
Paul J. Lopez                  400         $2,960           500             600             $3,705         $4,446

------------------
(1) The numbers and amounts in the above table represent shares of common stock subject to options granted by the Company that were unexercised as of December 31, 2002.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

INTRODUCTION

         The Compensation Committee ("Committee") is comprised entirely of non-management directors. Among the Committee's duties are the responsibility for developing and making recommendations to the Board of Directors regarding director fees, executive officer compensation and bonuses and administering the Incentive Plan and the awards granted under such plan. The Committee also advises and assists management in formulating policies regarding overall compensation.

OBJECTIVES

         Under the direction of the Committee, the Company's compensation policies are designed to align the interests of the executives with those of the shareholders. The goal of the policies is to improve profitability and long-term shareholder value by rewarding the executives based on criteria set for individual and corporate performance. The compensation program and policies are also designed to aid in the attraction, motivation and retention of key personnel.

         The Committee has from time to time used third-party consultants and compensation surveys to help construct and maintain a competitive compensation program. Consultants are chosen based on their experience in compensation matters and their experience in the financial services industry. The Committee uses consultants for assistance in comparing salary levels and the Company's compensation programs to those of selected peer group companies.

PERFORMANCE CRITERIA

         The Committee uses a combination of base salary, cash incentive compensation and equity-based compensation as its total compensation package. Corporate and individual performance goals are set for each year when the annual profit plan is approved. The annual profit plan establishes the performance benchmark for both earnings and asset growth.

         The chief executive officer's performance goals are set by the Committee and are based upon a combination of objective and subjective performance criteria. Objective criteria include the achievement of net income and earnings per share targets and growth in assets and loans. Subjective criteria include leadership, competence, planning and execution of strategic initiatives.

         The performance goals of the other senior executives are set by the chief executive officer. These goals are based upon both corporate and personal performance. Corporate goals are based upon achievement of the same earnings and growth targets as for the chief executive officer. Individual performance goals are based upon a combination of personal objectives and subjective performance criteria.

BASE SALARY

         In considering annual base salary increases, the Committee in conjunction with the chief executive officer, reviews the performance of each of its senior executives individually. The Committee periodically compares base salary data with information obtained from third party consultants and compensation surveys. Base salary levels historically have been targeted generally slightly above comparable executive compensation at peer companies identified by the Committee. The Committee recognizes that it is difficult to make exact comparisons for every position since specific talents and responsibilities of each senior executive make his position unique. In general, competitive trends of the industry and in the Company's peer group are followed. In December of each year, the Committee approves annual base salaries for the executive officers for the following year.

CASH INCENTIVE COMPENSATION

         Cash incentive compensation is based on both corporate goal achievement and individual performance. When performance goals are set, the Committee assigns a percentage of the salary of the chief executive officer as his target annual cash incentive compensation award. The chief executive officer recommends target percentages for each of the other senior executives which are reviewed and approved by the Committee. These target percentages may be slightly above those set by peer companies as identified by third party consultants and compensation surveys. Bonuses paid will be at, above or below the target percentage depending upon the degree to which individual and corporate goals are met, consistent with the Committee's "at risk" compensation philosophy.

         In December of each year, the Committee will consider annual cash incentive compensation awards, based on performance reviews and the achievement of projected corporate and individual performance levels. In the first quarter of each year, goals and target cash incentive compensation percentages are set for the following year.

EQUITY-BASED COMPENSATION

         All senior executives are participants in the Company's 1997 Stock-Based Incentive Plan and will be eligible to participate in the new Incentive Plan, subject to stockholder approval. At its discretion, the Committee reviews and recommends for full Board approval the grant to the chief executive officer and other senior executives of stock-based awards under the plans. The Committee considers recommendations from the chief executive officer regarding awards for the other senior executives to the Committee for approval. These awards are based on past performance and the expectation that each executive officer's future performance will positively impact shareholder value. The Committee believes that by using equity-based compensation for its executive officers in addition to base salary and cash incentive compensation awards, the interests of management are best aligned with the interests of the Company's stockholders.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

         The Committee reviews the performance of Mr. David A. Remijas, the Company's chief executive officer, by evaluating the achievement of corporate and personal objectives set at the beginning of the year. The Committee considered the effect of significant corporate developments and initiatives in evaluating overall corporate performance in 2002, as well as Mr. Remijas' long-term contributions to the Company; Mr. Remijas has been with the Bank for over 29 years. Factors which influenced the Committee's evaluation of performance for 2002 included, among other achievements, significant growth in earnings per share and book value in 2002, growth in loans as well as significant appreciation during the year in the market price of the Company's common stock. For 2002, Mr. Remijas received a base salary of $202,500 and a cash bonus of $50,625 which was paid in December 2002. Based on the Committee's recommendation, the Board increased Mr. Remijas' base salary to $208,575 for 2003.

DEDUCTIBILITY OF EXECUTIVE COMPENSATION

         Section 162(m) of the Internal Revenue Code limits the tax deductibility of executive compensation for officers of public companies.
Section 162(m) generally disallows the ordinary business expense deduction for compensation in excess of $1,000,000 paid to a company's chief executive officer and each of the next four most highly compensated executive officers. However, certain performance-based compensation is excluded from the Section 162(m) limits if paid pursuant to plans approved by stockholders of the Company. The Compensation Committee did not consider this section of the Internal Revenue Code when establishing compensation because current executive salaries and bonuses are well below the $1 million threshold.

         The report is submitted by the Compensation Committee.

                                 John J. Murphy
                                  Paul Shukis

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Neither Messrs. Murphy or Shukis, as of the date of this proxy statement, is or has been an officer or employee of the Company or any of its subsidiaries.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16 of the Securities Exchange Act of 1934 requires the Company's directors and certain executive officers and certain other beneficial owners of the Company's common stock to periodically file notices of changes in beneficial ownership of common stock with the Securities and Exchange Commission and the Nasdaq National Market. To the best of the Company's knowledge, based solely upon copies of such reports received by it, the Company believes that for 2002 all required filings were filed by each of its directors and executive officers.

SHAREHOLDER RETURN PERFORMANCE PRESENTATION

         The following graph compares the cumulative total shareholder return on the Common Stock to the Nasdaq Stock Market Index (which includes all Nasdaq traded stocks of U.S. companies) and the Nasdaq Financial Stock Index for the five year period beginning December 31, 1997. The graph assumes that $100 was invested on December 31, 1997 in the Company's Common Stock and that all dividends were reinvested. On March 12, 2003, the closing sale price for the Common Stock on the Nasdaq National Market was $25.18 per share.

                               PARK BANCORP, INC.
                               COMPARATIVE RETURNS

                               [PLOT POINTS CHART]

                                    12/31/97   12/31/98   12/31/99   12/31/00   12/31/01   12/31/02
                                    --------   --------   --------   --------   --------   --------
Park Bancorp, Inc................     100        74.5       80.4       72.7       98.0      125.1
The Nasdaq Stock Market (U.S.)
   Index.........................     100       141.0      261.5      157.4      156.5       86.3
Nasdaq Financial Stocks Index....     100        97.2       96.5      104.8       91.4      117.9

EMPLOYMENT AGREEMENTS

         The Bank and the Company have each entered into employment agreements with Messrs. David A. Remijas, Richard J. Remijas, Jr. and Steven J. Pokrak (each, an "Executive"). These employment agreements are intended to ensure that the Bank and the Company will be able to maintain a stable and competent management base. The continued success of the Bank and the Company depends to a significant degree on the skills and competence of Messrs. David A. Remijas, Richard J. Remijas, Jr. and Steven J. Pokrak.

         The employment agreements provide for a three-year term. The Bank employment agreements provide that commencing on the first anniversary date and continuing each anniversary date thereafter, the Board of Directors reviews the agreements and the Executive's performance for purposes of determining whether to extend the agreements for an additional year so that the remaining term shall be three years, unless written notice of non-renewal is given by the Board of Directors after conducting a performance evaluation of the Executive. The terms of the Company employment agreements are extended on a daily basis unless written notice of non-renewal is given by the Board of Directors of the Company. The agreements provide that the Executives' base salary will be reviewed annually. The 2003 base salaries for Messrs. David A. Remijas, Richard J. Remijas, Jr. and Steven J. Pokrak are $208,575, $188,473, and $136,103, respectively. In addition to the base salary, the agreements provide for, among other things, participation in stock benefit plans and other fringe benefits applicable to executive personnel.

         The agreements provide for termination by the Bank or the Company for cause as defined in the agreements, at any time. In the event the Bank or the Company chooses to terminate the Executives' employment for reasons other than for cause, or in the event of the Executive's resignation from the Bank and the Company upon: (i) failure to re-elect the Executive to his/her current offices;
(ii) a material change in the Executive's functions, duties or responsibilities;
(iii) a relocation of the Executive's principal place of employment by more than 25 miles; (iv) liquidation or dissolution of the Bank or the Company; or (v) a breach of the agreement by the Bank or the Company, the Executive or, in the event of death his/her beneficiary, is entitled to receive an amount equal to the remaining base salary payments due to the Executive and the contributions that would have been made on the Executive's behalf to any employee benefit plans of the Bank or the Company during the remaining term of the agreement. The Bank and the Company also continue to pay for the Executive's life, health and disability coverage for the remaining term of the Agreement.

         Under the agreements, if voluntary or involuntary termination follows a change in control of the Bank or the Company as defined in the employment agreements, the Executive or, in the event of the Executive's death, his beneficiary, is entitled to a severance payment equal to the greater of: (i) the payments due for the remaining terms of the agreement; or (ii) three times the average of the five preceding taxable years' compensation (except that the Company agreement uses a three year average in this formula). The Bank and the Company will also continue the Executive's life, health, and disability coverage for thirty-six months. Notwithstanding that both agreements would provide for a severance payment in the event of a change in control, the Executive is only entitled to receive a severance payment under one agreement.

         Payments to the Executive under the Bank's agreements are guaranteed by the Company in the event that payments or benefits are not paid by the Bank. Payment under the Company's agreement would be made by the Company. All reasonable costs and legal fees paid or incurred by the Executive pursuant to any dispute or question of interpretation relating to the agreements are paid by the Bank or Company, respectively, if the Executive is successful on the merits pursuant to a legal judgment, arbitration or settlement. The employment agreements also provide that the Bank and Company shall indemnify the Executive to the fullest extent allowable under federal and Delaware law, respectively. In the event of a change in control of the Bank or the Company, the total amount of payments due under the employment agreements, based solely on cash compensation paid to Messrs. David A. Remijas, Richard J. Remijas, Jr. and Steven J. Pokrak over the past three taxable years and excluding any benefits under any employee benefit plan which may be payable, would be approximately $1.8 million.

INCENTIVE PLAN

         The Incentive Plan authorizes the granting of options to purchase Common Stock ("Options"), option-related awards and awards of Common Stock ("Stock Awards") (collectively, "Awards"). Subject to certain adjustments to prevent dilution of Awards to participants, the maximum number of shares reserved for Awards under the Incentive Plan is 378,201 of which the maximum number of shares reserved for purchase pursuant to the exercise of Options and Option-related Awards granted under the Incentive Plan is 270,144 and the maximum number of the shares reserved for Stock Awards is 108,057. All officers, other employees and outside directors of the Company and its affiliates are eligible to receive Awards under the Incentive Plan; provided, however, that the maximum number of shares of Common Stock that may be granted or that may vest with respect to Awards granted under the Incentive Plan to any single officer or employee is 94,550. The Incentive Plan is administered by the Compensation Committee. Subject to the regulations of the OTS, authorized but unissued shares or shares previously issued and reacquired by the Company or any trust established to administer Awards under the Incentive Plan may be used to satisfy Awards under the Incentive Plan, resulting in an increase in the number of shares outstanding, and may have a dilutive effect on the holdings of existing shareholders. Pursuant to the Incentive Plan, Options for 166,466 shares and Stock Awards for 73,967 shares have been made to officers and employees of the Company, and Options for 58,341 shares and Stock Awards for 34,090 shares have been made to non-employee directors.

PARK FEDERAL SAVINGS BANK EMPLOYEE STOCK OWNERSHIP PLAN

         The Company maintains an ESOP. The ESOP is designed to qualify as a stock bonus plan under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code") and also to meet the requirements of Section 4975(e)(7) of the Code and Section 407(d)(6) of ERISA.

         The Bank intends to make annual contributions to the ESOP in an amount to be determined annually by the Board of Directors. These contributions are to be allocated among all eligible participants in proportion to their compensation. The Bank will not make contributions if such contributions would cause the Bank to violate its regulatory capital requirements. Contributions credited to a participant's account become fully vested upon such participant completing five years of service. With certain limitations, participants may make withdrawals from their accounts while actively employed. The vested portion of a participant's account will be distributed upon his termination of employment or attainment of age 65, whichever is the first to occur.

401(k) PLAN

         Pursuant to the 401(k) Plan, which is designed to be qualified under
Section 401(k) of the Code, an employee is eligible to participate in the 401(k) Plan following attainment of the age of 21 and the completion of one year of service with the Bank (1,000 hours within a twelve-month period). Under the 401(k) Plan, subject to the limitations imposed under Section 401(k) and Section 415 of the Code, a participant is able to elect to defer up to 100% of his or her compensation by directing the Bank to contribute such amount to the 401(k) Plan on such employee's behalf. The Bank may elect to make matching contributions equal to a portion of the participating employee's contribution, subject to a maximum matching contribution of no more than 4% of the participant's salary.

         Under the 401(k) Plan, a separate account is established for each employee. Participants are 100% vested in their contributions and in the earnings thereon and in the employer's contributions. Distributions from the 401(k) Plan are made upon termination of service, disability or death in a lump sum or in annual installments.

TRANSACTIONS WITH RELATED PERSONS

         The Bank's current policy provides that all loans made by the Bank to its directors and executive officers are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and do not involve more than the normal risk of collectibility or present other unfavorable features. At December 31, 2002, one of the Bank's directors had loans outstanding, whose individual aggregate indebtedness to the Bank exceeded $60,000, totaling approximately $203,040 in the aggregate. Such loans were made by the Bank in the ordinary course of business, were not made with favorable terms, and did not involve more than the normal risk of collectibility or present other unfavorable features.

         The Company enters into Consultation Agreements annually with Chairman Emeritus Richard J. Remijas, D.D.S. and Joseph M. Judickas, Jr. The Consultation Agreements are for a term of 12 months. Under the Consultation Agreements, Dr. Remijas and Mr. Judickas receive compensation in the amount of $2,333 and $1,000 per month, respectively. Pursuant to the Consultation Agreements, Dr. Remijas and Mr. Judickas are available each month to provide advisory and consulting services and will give the Company and the Bank the benefit of their special knowledge, skills, contacts and business experience in the savings and loan industry. The Consultation Agreements may be cancelled by the parties thereto on 10 days written notice. Mr. Judickas' Consultation Agreement expires at the 2003 Annual Meeting of Shareholders.

               PROPOSAL 2. APPROVAL OF INCENTIVE COMPENSATION PLAN

         On February 11, 2003, subject to shareholder approval, the Board of Directors approved the Park Bancorp, Inc. 2003 Incentive Plan, based on recommendation of the plan by the Compensation Committee (the "Committee").

         The following description of the plan sets forth the material and summary terms of the plan. It does not purport to be complete and is qualified in its entirety by reference to the provisions of the plan, a copy of which is attached to this proxy statement as Appendix A.

PURPOSE

         The plan is intended to provide the Company with the ability to provide stock and cash-based incentives and equity interests in the Company to employees and directors of the Company and its subsidiaries (i) to provide such employees and directors a stake in the growth of the Company, (ii) to encourage them to continue in the service of the Company and its subsidiaries, and (iii) to attract individuals in the future with the level of experience and ability which is critical to sustain the Company's continued growth and success.

PARTICIPANTS

         All current and former employees and directors of the Company and its subsidiaries will be eligible to participate in the plan at the discretion of the Committee.

SHARES AVAILABLE FOR ISSUANCE

         The plan provides that the total number of shares of common stock which may be issued pursuant to awards under the plan may not exceed 100,000 shares, which represents approximately 8.35% of the Company's outstanding shares of common stock as of the record date, plus such number of shares of common stock that have already been authorized and which may become available for issuance under the Company's 1997 Stock-Based Incentive Plan. As of February 12, 2003, no shares remained available for awards under such plan. No further grants will be made under the 1997 Stock-Based Incentive Plan.

         The shares of common stock subject to awards under the plan will be reserved for issuance out of the Company's total authorized shares. A participant in the plan is permitted to receive multiple grants of awards. The terms and provisions of a type of award with respect to any recipient need not be the same with respect to any other recipient of such award.

         Of the shares authorized for issuance under the plan, up to 40,000 may be issued with respect to awards of restricted stock and restricted stock units and up to 40,000 may be issued pursuant to stock options under which the exercise price was less than the fair market value (but not less than 50% of the fair market value) of a share of common stock on the date the award was granted. In addition, as required by Code Section 162(m), the plan includes a limit of 50,000 shares of common stock as the maximum number of shares which may be subject to awards made to any one individual.

         The source of shares of common stock issued with respect to awards may be authorized but unissued shares or treasury shares, or a combination thereof. In the event there is a change in the capital structure of the Company as a result of any stock dividend or split, recapitalization, merger, consolidation or spin-off or other similar corporate change, the number of shares of common stock available for issuance, the number of shares of common stock available for issuance or covered by any outstanding award and the price per share, and the various limitations described above, will be proportionately adjusted.

         To the extent shares of common stock subject to an award under this plan or the 1997 Stock-Based Incentive Plan are not issued by reason of forfeiture, termination, surrender, cancellation or expiration, delivery of previously-acquired shares with respect to the exercise thereof, withholding of shares or delivery of shares in satisfaction of tax obligations or settlement in cash in lieu of shares, or to the extent shares of common stock are purchased by the Company with the proceeds received upon exercise of options or cash received or the cash value of the Company's tax deduction, with respect to options, then such shares shall become available for issuance under this plan.

ADMINISTRATION

         The Board of Directors of the Company has delegated the administration of the plan to the Compensation Committee. The Compensation Committee will make determinations with respect to the participation of employees and directors in the plan and, except as otherwise required by law or the plan, the grant terms of awards, including vesting schedules, price, length of relevant performance, restriction period, option period, dividend rights, rights to dividend equivalents, post-retirement and termination rights, payment alternatives, and such other terms and conditions as the Compensation Committee deems appropriate.

         The Compensation Committee may designate other persons to (1) designate officers and employees of the Company or any of its subsidiaries to be recipients of an award under the plan, (2) determine the amount, terms, conditions, and form of any such awards and (3) take any other actions which the Compensation Committee is authorized to take under the plan, other than its authority with regard to awards granted to employees who are executive officers or directors of the Company. The Compensation Committee also may not authorize an officer to designate himself or herself as a recipient of any award.

         The disposition of an award in the event of the retirement, disability, death or other termination of a participant's employment shall be as determined by the Compensation Committee as set forth in the award agreement. In the event there is a change of control (as defined in the plan) of the Company (1) all options and stock appreciation rights outstanding will become immediately exercisable and will remain exercisable for their entire term, (2) all restrictions imposed on restricted shares will lapse, and (3) unless otherwise specified in a participant's award agreement, all performance goals applicable to any awards will be attained at the maximum payment level.

AWARDS

         The following types of awards may be granted under the plan:

         STOCK OPTIONS. Stock Options may be granted in the form of incentive stock options that comply with Section 422 of the Internal Revenue Code or nonqualified stock options. The plan permits the 100,000 shares available under the plan to be awarded in the form of incentive stock options if the Compensation Committee so determines. The exercise period for any stock option will be determined by the Compensation Committee at the time of grant. For up to 40,000 shares of common stock issued pursuant to nonqualified stock options, the exercise price may be no less than 50% of the fair market value of a share of common stock on the date the award was granted. The exercise price per share for all other shares of common stock issued pursuant to stock options under the plan may not be less than 100% of the fair market value of a share of common stock on the grant date. Each stock option may be exercised in whole, at any time, or in part, from time to time, after the grant becomes exercisable.

         STOCK APPRECIATION RIGHTS. The Compensation Committee may grant stock appreciation rights independently of any stock option or in tandem with all or any part of a stock option granted under the plan. Upon exercise, a stock appreciation right entitles a participant to receive the excess of the fair market value of a share of common stock on the date the stock appreciation right is exercised over the fair market value of a share of common stock on the date the stock appreciation right is granted. Upon exercise of a stock appreciation right granted in conjunction with a stock option, the option a stock appreciation right will be surrendered.

         RESTRICTED SHARES. Restricted shares are shares of common stock that may not be sold or otherwise disposed of during a restricted period determined by the Compensation Committee. The Compensation Committee may provide for the lapse of such restrictions in installments. Restricted shares may be voted by the recipient. To the extent permitted by the Compensation Committee, dividends on the restricted shares may be payable to the recipient in cash or in additional restricted shares. A recipient of a grant of restricted shares will generally earn unrestricted ownership on those shares only if the individual is continuously employed by the Company or a subsidiary during the entire restricted period.

         PERFORMANCE SHARES. Performance shares are grants of shares of common stock that are earned by achievement of performance goals established by the Compensation Committee. During the applicable performance period for an award, the shares may be voted by the recipient and the recipient may be entitled to receive dividends on those shares, at the discretion of the Compensation Committee. If the applicable performance criteria are met, at the end of the applicable performance period, the shares are earned and become unrestricted. The Compensation Committee may provide that a certain percentage (which may be greater than 100%) of the number of shares originally awarded may be earned based upon the attainment of the performance goals.

         RESTRICTED AND PERFORMANCE SHARE UNITS. Restricted and performance share units are fixed or variable shares or dollars denominated units subject to the conditions of vesting, and time of payment, and/or in the case of performance share units, performance standards established determined by the Compensation Committee, which are valued at the Compensation Committee's discretion in whole or in part by reference to, or otherwise based on, the fair market value of the Company's common stock. Share units may be paid in common stock, cash or a combination of both. The Compensation Committee, in its discretion, may permit a participant to defer receipt of any such share units beyond the expiration of any applicable restriction or performance period. A participant who receives a stock unit may be given rights to dividend equivalents on those share units, payable in cash, stock, or additional share units, and subject to any other conditions the Committee may impose.

         AWARDS UNDER DEFERRED COMPENSATION OR SIMILAR PLANS. Participants may receive the right to receive common stock or a fixed or variable share denominated unit granted under the plan or any deferred compensation or similar plan established from time to time by the Company.

         CASH AWARDS. Participants in the plan may receive an award in cash that may be earned based on achievement of performance criteria determined by the Compensation Committee or under the Company's bonus arrangements.

         OTHER INCENTIVE AWARDS. The Compensation Committee may grant other types of awards of common stock or awards based in whole or in part by reference to common stock ("Other Incentive Awards"). These awards include, without limitation, restricted share units, performance share units, unrestricted stock grants, dividend or dividend equivalent rights or awards related to the establishment or acquisition by the Company or any subsidiary of a new or start-up business or facility. The Compensation Committee will determine the time of granting, the size and all other conditions of other incentive awards, including any restrictions, deferral period or performance requirements. The recipient will have the right to receive currently or on a deferred basis, interest or dividends, or interest or dividend equivalents.

         Except to the extent permitted by specific terms of any nonqualified stock options, no award will be assignable or transferable except by will, the laws of descent and distribution, or, in the Compensation Committee's discretion.

         Any payments from participants in connection with awards under the plan may be paid (1) in cash, (2) in shares of already owned common stock, (3) through a simultaneous exercise of an award and sale of the shares acquired through a pre-approved brokerage arrangement, (4) in any combination of cash and shares, or (5) by such other methods as the Committee may deem appropriate.

AMENDMENTS AND TERMINATION

         The Board of Directors may at any time amend, suspend or terminate the plan, to the extent permitted by law. No termination, amendment or modification of the plan will adversely affect in any material way any awards previously granted under the plan without the written consent of any affected participant. There is no set termination date for the plan, although no incentive stock options may be granted more than 10 years after the effective date of the plan.

FEDERAL INCOME TAX CONSIDERATIONS

         The following discussion is a summary of certain federal income tax consequences to participants who may receive grants of awards under the plan. This discussion does not purport to be complete, and does not cover, among other things, state and local tax treatment.

         NONQUALIFIED STOCK OPTIONS. For federal income tax purposes, no income is recognized by a participant upon the grant of a nonqualified stock option. Upon exercise, the participant will realize ordinary income in an amount equal to the excess of the fair market value of a share of common stock on the date of exercise over the exercise price. A subsequent sale or exchange of such shares will result in gain or loss measured by the difference between (a) the exercise price, increased by any compensation reported upon the participant's exercise of the option and (b) the amount realized on such sale or exchange. Any gain or loss will be capital in nature if the shares were held as a capital asset and will be long-term if such shares were held for more than one year.

         The Company is entitled to a deduction for compensation paid to a participant at the same time and in the same amount as the participant realizes compensation upon exercise of the option.

         INCENTIVE STOCK OPTIONS. No taxable income is realized by the participant upon exercise of an incentive stock option granted under the plan, and if no disqualifying disposition of those shares is made by such participant within two years after the date of grant or within one year after the transfer of those shares to the participant, then (a) upon the sale of the shares, any amount realized in excess of the exercise price will be taxed as a long-term capital gain and any loss sustained will be taxed as a long-term capital loss, and (b) no deduction will be allowed to the Company for Federal income tax purposes. Upon exercise of an incentive stock option, the participant may be subject to alternative minimum tax on certain items of tax preference.

         If the shares of common stock acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of the two-years-from-grant/one-year-from-transfer holding period, generally (a) the participant will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized upon disposition of the shares) over the exercise price of, and (b) the Company will be entitled to deduct such amount. Any additional gain or loss realized will be taxed as short-term or long-term capital gain or loss, as the case may be, and may not be deducted by the Company.

         If an incentive stock option is exercised at a time when it no longer qualifies as an incentive stock option, the option will be treated as a nonqualified stock option.

         STOCK APPRECIATION RIGHTS. No taxable income is recognized by a participant upon the grant of a stock appreciation right under the plan. Upon the exercise of a stock appreciation right, however, the participant will realize ordinary income in an amount equal to the cash received upon exercise, plus the fair market value on the date of exercise of any shares of common stock received upon exercise. Shares of common stock received upon the exercise of a stock appreciation right will, upon subsequent sale, be eligible for capital gain treatment, with the capital gain holding period commencing on the date of exercise of the stock appreciation right.

         The Company is entitled to a deduction for compensation paid to a participant at the same time and in the same amount as the participant realizes compensation upon exercise of the stock appreciation right.

         RESTRICTED AND PERFORMANCE SHARES. A recipient of restricted shares or performance shares generally will be subject to tax at ordinary income rates on the fair market value of the common stock at the time the restricted shares or performance shares are no longer subject to forfeiture. However, a recipient who so elects under Section 83(b) of the Code within 30 days of the date of the grant will have ordinary taxable income on the date of the grant equal to the fair market value of the restricted shares or performance shares as if the restricted shares were unrestricted or the performance shares were earned and could be sold immediately. If the shares subject to such election are forfeited, the recipient will not be entitled to any deduction, refund or loss for tax purposes with respect to the forfeited shares. Upon sale of the restricted shares or performance shares after the forfeiture period has expired, the holding period to determine whether the recipient has long-term or short-term capital gain or loss begins when the restriction period expires. However, if the recipient timely elects to be taxed as of the date of the grant, the holding period commences on the date of the grant and the tax basis will be equal to the fair market value of the shares on the date of the grant as if the shares were then unrestricted and could be sold immediately. The Company is entitled to a deduction for compensation paid to a participant in the amount of ordinary income recognized by the participant.

         SHARE UNITS. A recipient of share units will generally be subject to tax at ordinary income rates on the fair market value of any common stock issued pursuant to such an award, and the Company will generally be entitled to a deduction equal to the amount of the ordinary income realized by the recipient. The fair market value of any common stock received will generally be included in income (and a corresponding deduction will generally be available to the Company) at the time of receipt. The capital gain or loss holding period for any common stock distributed under an award will begin when the recipient recognized ordinary income in respect of that distribution.

         CASH AWARDS. A participant will recognize ordinary income upon receipt of cash pursuant to a cash award and the Company will generally be entitled to a deduction equal to the amount of the ordinary income realized by the recipient.

         OTHER INCENTIVE AWARDS. The federal income tax consequences of Other Incentive Awards will depend on how the awards are structured. Generally, the Company will be entitled to a deduction with respect to other incentive awards only to the extent that the recipient realizes compensation income in connection with such awards. It is anticipated that Other Incentive Awards will usually result in compensation income to the recipient in some amount. However, some forms of Other Incentive Awards may not result in any compensation income to the recipient or any income tax deduction for the Company.

PERFORMANCE GOALS AND MAXIMUM AWARDS

         Section 162(m) of the Code disallows federal income tax deductions for certain compensation in excess of $1,000,000 per year paid to each of the Company's Chief Executive Officer and its other four most highly compensated executive officers (collectively, the "Covered Employees"), and the Company deductions referred to above may be limited by Code Section 162(m). Under
Section 162(m), compensation that qualifies as "other performance-based compensation" is not subject to the $1,000,000 limit. In addition to the annual limitations on awards described above, another condition necessary to qualify certain incentive awards as "other performance-based compensation" is that the material terms of the performance goals under which the award is made must be disclosed to, and approved by, the stockholders of the Company before the incentive compensation is paid.

         For those types of awards under the plan requiring performance criteria to meet the definition of "other performance-based compensation" the Committee will, from time to time, establish performance criteria with respect to an award. These performance criteria may be measured for achievement or satisfaction during the period the Committee permits the participant to satisfy or achieve the performance criteria and may be in absolute terms or measured against, or in relationship to, other companies comparably, similarly or otherwise situated and may be based on, or adjusted for, other objective goals, events, or occurrences established by the Committee for a performance period, including earnings, revenue growth, growth in earnings per share, expenses, stock price, market share, charge-offs, loan loss reserves, reductions in nonperforming assets, return on assets, return on equity, asset growth, deposit growth, asset quality levels, growth in the fair market value of the Company's common stock or assets, investment, regulatory compliance, satisfactory internal or external audits, improvements in financial ratings, achievement of balance sheet or income statement objectives. Performance criteria may include or exclude extraordinary charges, losses from discontinued operations, restatements and accounting changes and other unplanned special charges such as restructuring expenses, acquisitions, acquisition expenses, including expenses related goodwill and impairment of assets, stock offerings and strategic loan loss provisions.

         At the end of each performance period for an award, the Committee will determine the extent to which the performance criteria established for the performance period have been achieved and determine the pay out of the performance award. The Committee may, in its sole discretion, reduce or eliminate the payout of any award to the extent permitted under the plan and applicable law.

         No determination has yet been made as to the amount or terms of any future awards under the plan if the plan is approved by the Company's stockholders. Thus, the benefits or amounts to be received by or allocated to:
(1) the Named Executive Officers; (2) the current executive officer group; (3) the current non-executive director group; or (4) the non-executive employee group, are not determinable.

THE BOARD OF DIRECTORS RECOMMENDS STOCKHOLDERS VOTE "FOR" APPROVAL OF THE PARK BANCORP, INC. 2003 INCENTIVE PLAN.

                      EQUITY COMPENSATION PLAN INFORMATION

         The following table sets forth information as of December 31, 2002 regarding shares of the Company's common stock to be issued upon exercise and the weighted-average exercise price of all outstanding options, warrants and rights granted under the Company's equity compensation plans as well as the number of shares available for issuance under such plans. No equity compensation plans have been adopted without the approval of the Company's shareholders.

                                                                                    NUMBER OF SECURITIES
                                                                                    REMAINING FOR FUTURE
                                   NUMBER OF SECURITIES                             ISSUANCE UNDER EQUITY
                                     TO BE ISSUED UPON       WEIGHTED-AVERAGE        COMPENSATION PLANS
                                        EXERCISE OF          EXERCISE PRICE OF      (EXCLUDING SECURITIES
                                   OUTSTANDING OPTIONS,     OUTSTANDING OPTIONS      REFLECTED IN COLUMN
                                    WARRANTS AND RIGHTS     WARRANTS AND RIGHTS         (a) AND (b))
        PLAN CATEGORY                       (a)                     (b)                      (c)
---------------------------        --------------------     -------------------     ---------------------
Equity compensation plans
   approved by security
   holders.................              207,117                  $15.72                   45,337
Equity compensation plans
   not approved by
   security holders........                   --                      --                       --
                                      ----------              ----------                 --------
      Total................              207,117                  $15.72                   45,337

        PROPOSAL 3. RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

         The Board of Directors has appointed Crowe, Chizek and Company LLP as independent auditors for the Bank and the Company for the year ending December 31, 2003, subject to ratification of such appointment by the shareholders.

         Representatives of Crowe, Chizek and Company LLP will be present at the Annual Meeting. They will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders present at the Annual Meeting.

AUDIT FEES

         During 2002, Crowe, Chizek billed the Company $30,875, in the aggregate, for professional services rendered by them for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2002, and the reviews of the interim financial statements included in the Company's Quarterly Reports on Form 10-Q, filed with the SEC.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

         Crowe, Chizek and Company did not perform any professional services for the Company of the nature described in Regulation S-X Rule 2-01(c)(4)(ii) during the fiscal year ended December 31, 2002.

ALL OTHER FEES

         Other than audit fees, the aggregate fees billed to the Company by Crowe Chizek during 2002 were $9,930, including tax return preparation and recordkeeping services in relation to the Company's ESOP.

         UNLESS MARKED TO THE CONTRARY, THE SHARES REPRESENTED BY THE ENCLOSED PROXY CARD WILL BE VOTED FOR RATIFICATION OF THE APPOINTMENT OF CROWE, CHIZEK AND COMPANY LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF CROWE, CHIZEK AND COMPANY LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY.

                             AUDIT COMMITTEE REPORT

         The Audit Committee of the Company's Board of Directors is composed of three independent directors and operates under a written charter adopted by the Board of Directors and the Committee. The Board appoints the Audit Committee. The Committee assists the Board, through review and recommendation, in its oversight responsibility related to the quality and integrity of the Company's financial information and reporting functions, the adequacy and effectiveness of the Company's system of internal accounting and financial controls, and the independent audit process.

         The responsibility for the quality and integrity of the Company's financial statements and the completeness and accuracy of its internal controls and financial reporting process rests with the Company's management. The Company's independent public accountants, Crowe Chizek and Company LLP ("Crowe Chizek"), are responsible for performing an audit and expressing an opinion as to whether the Company's financial statements are fairly presented, in all material respects, in conformity with generally accepted accounting principles.

         The Audit Committee reviewed and discussed with management and Crowe Chizek the audited financial statements of the Company for the year ended December 31, 2002. The Audit Committee also reviewed and discussed with Crowe Chizek the matters required to be discussed by Statements on Auditing Standards No. 61, as amended ("Communication with Audit Committees"), as currently in effect.

         Crowe Chizek also provided to the Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 ("Independence Discussions with Audit Committees"), as currently in effect. The disclosures described the relationships and fee arrangements between the firm and the Company. Consistent with Independence Standards Board Standard No. 1 and the SEC's "Revision of the Commission's Auditor Independence Requirements," which became effective February 5, 2001, the Audit Committee considered whether the provision of non-audit services by Crowe Chizek to the Company for the fiscal year ended December 31, 2002 is compatible with maintaining Crowe Chizek's independence, and has discussed with representatives of Crowe Chizek that firm's independence from the Company.

         The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, including in respect of auditor independence. Members of the Committee rely without independent verification on the information provided to them and on the representations made by management and Crowe Chizek. Accordingly, the Committee's oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal control and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee's considerations and discussions referred to above do not assure that the audit of the Company's financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that Crowe Chizek is in fact "independent."

         Based on the above-mentioned reviews and discussions with management and Crowe Chizek, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above, and as described in its charter, the Audit Committee, exercising its business judgment, recommended to the Board of Directors that the Company's audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2002, for filing with the SEC.

         This report is submitted on behalf of the members of the Audit
Committee:

                             Chairman Robert W. Krug
                                 John J. Murphy
                                 Victor H. Reyes


                             ADDITIONAL INFORMATION

SHAREHOLDER PROPOSALS

         To be considered for inclusion in the Company's proxy and form of proxy relating to the 2004 Annual Meeting of Shareholders, a shareholder proposal must be received by the Secretary of the Company at the address set forth on the first page of this Proxy Statement not later than November 29, 2003, except that if such annual meeting is held on a date more than 30 calendar days from April 29, 2004, a stockholder proposal must be received by a reasonable time before the proxy solicitation for such annual meeting is made. Any such proposal will be subject to Rule 14a-8 of the Securities Exchange Act of 1934.

NOTICE OF BUSINESS TO BE CONDUCTED AT AN ANNUAL MEETING

         The Bylaws of the Company set forth the procedures by which a shareholder may properly bring business before a meeting of shareholders. Pursuant to the Bylaws, only business brought by, or at, the direction of the Board of Directors may be conducted at an annual meeting. The Bylaws of the Company provide an advance notice procedure for a shareholder to properly bring business before an annual meeting. The shareholder must give written advance notice to the Secretary of the Company not less than ninety (90) days before the date originally fixed for such meeting; provided, however, that in the event that less than one hundred (100) days notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be received not later than the close of business on the tenth day following the date on which the Company's notice to shareholders of the annual meeting date was mailed or such public disclosure was made. The advance notice by a shareholder must include the shareholder's name and address, as they appear on the Company's record of shareholders, a brief description of the proposed business, the reason for conducting such business at the annual meeting, the class and number of shares of the Company's capital stock that are beneficially owned by such shareholder and any material interest of such shareholder in the proposed business. In the case of nominations to the Board of Directors, certain information regarding the nominee must be provided. These requirements apply to any matter that a shareholder wishes to raise at an annual meeting, including those matters raised other than pursuant to Rule 14a-8 of the Exchange Act. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement or the proxy relating to any annual meeting any shareholder proposal which does not meet all of the requirements for inclusion established by the SEC in effect at the time such proposal is received.

INCORPORATION BY REFERENCE

         The foregoing Compensation Committee Report on Executive Compensation and Audit Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING

         The Board of Directors knows of no business which will be presented for consideration at the Annual Meeting other than as stated in the Notice of Annual Meeting of Shareholders. If, however, other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

         Whether or not you intend to be present at the Annual Meeting, you are urged to return your proxy card promptly. If you are then present at the Annual Meeting and wish to vote your shares in person, your original proxy may be revoked by voting at the Annual Meeting.

                                              By Order of the Board of Directors


                                              Steven J. Pokrak
                                              Corporate Secretary

Chicago, Illinois
March 28, 2003

         THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH SHAREHOLDER SOLICITED HEREBY WHO SO REQUESTS IN WRITING A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2002 (EXCEPT THE EXHIBITS THERETO, WHICH WILL BE PROVIDED UPON PAYMENT OF A REASONABLE CHARGE) AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. REQUESTS FOR THE ANNUAL REPORT ON FORM 10-K SHOULD BE SENT TO THE COMPANY AT ITS ADDRESS SET FORTH HEREIN, DIRECTED TO THE ATTENTION OF STEVEN J. POKRAK, CORPORATE SECRETARY.

         YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON.

         WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE REQUESTED TO SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

                                                                      APPENDIX A

PROXY                          PARK BANCORP, INC.                          PROXY
                             5400 SOUTH PULASKI ROAD
                             CHICAGO, ILLINOIS 60632

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned shareholder(s) of Park Bancorp, Inc., a Delaware corporation ("Park Bancorp"), does (do) hereby constitute and appoint David A. Remijas and Richard J. Remijas, Jr., and each of them, the true and lawful attorney of the undersigned with full power of substitution, to appear and act as the proxy or proxies of the undersigned at the Annual Meeting of Shareholders of said corporation to be held at Park Federal Savings Bank, 21 East Ogden Avenue, Westmont, Illinois 60559, on April 29, 2003, at 11:00 a.m. and at any adjournment thereof, and to vote all the shares of Park Bancorp, Inc. standing in the name of the undersigned, or which the undersigned may be entitled to vote, as fully as the undersigned might or could do if personally present, as set forth below.

         This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, this proxy will be voted "FOR" the two nominees for director, "FOR" approval of the Park Bancorp, Inc. 2003 Incentive Plan and "FOR" the ratification of the appointment of Crowe, Chizek and Company LLP as independent auditors of Park Bancorp, Inc. for the fiscal year ending December 31, 2003.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                     (CONTINUED AND TO BE SIGNED ON REVERSE)

                               PARK BANCORP, INC.

PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY:  [ ]

1. The election of the nominees for            For     Withhold     For All
   director of Park Bancorp, Inc.              All       All        Except

   NOMINEES:  Mr. Robert W. Krug and           [ ]       [ ]          [ ]
              Mr. David A. Remijas

   -----------------------------------
   (INSTRUCTION: To withhold authority
   to vote for any individual nominee,
   write that nominee's name in the
   space provided below.)


2. The adoption of the Park Bancorp, Inc.      For     Against      Abstain
   2003 Incentive Plan.                        [ ]       [ ]          [ ]

3. The ratification of the appointment         For     Against      Abstain
   of Crowe, Chizek and Company LLP as         [ ]       [ ]          [ ]
   independent auditors of Park Bancorp,
   Inc. for the fiscal year ending
   December 31, 2003.

4. In their discretion, the proxies are
   authorized to vote upon such other
   business as may properly come before
   the Meeting.

                                               Dated: ________________, 2003


________________________________________________________________________________
Signature


________________________________________________________________________________
Signature if held jointly


Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign the full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.


                            \ FOLD AND DETACH HERE /


                             YOUR VOTE IS IMPORTANT.

           PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.